Exhibit No. 10.1

Execution Version
ESCROW AGREEMENT
ESCROW AGREEMENT, dated as of August 2, 2019 (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), by and among Diamond Sports Group, LLC, a Delaware limited liability company (“Diamond Sports Group”), and Diamond Sports Finance Company, a Delaware corporation (the “Co-Issuer” and, together with Diamond Sports Group, the “Issuers”), U.S. Bank National Association, as trustee (the “Trustee”) on behalf of the Holders (as defined in the applicable Indenture referred to below) of the Secured Notes and the Senior Notes (each as defined below) (such holders, the “Holders”), and U.S. Bank National Association, as escrow agent and as securities intermediary and bank (collectively, in such capacity, the “Escrow Agent”).
This Agreement is being entered into in connection with (i) the Equity Purchase Agreement, dated as of May 3, 2019 (the “Acquisition Agreement”), by and among The Walt Disney Company, Fox Cable Networks, LLC and Diamond Sports Group, (ii) the Purchase Agreement, dated July 19, 2019, by and among the Issuers, the guarantors party thereto and J.P. Morgan Securities LLC as representative on behalf of the several Initial Purchasers named in Schedule 1 thereto (collectively, the “Initial Purchasers”), (iii) the Indenture, dated as of the date hereof (the “Secured Notes Indenture”), by and among the Issuers, the guarantors party thereto, the Trustee and U.S. Bank National Association, as collateral agent, governing the Issuers’ $3,050,000,000 aggregate principal amount of 5.375% Senior Secured Notes due 2026 (the “Secured Notes”) and (iv) the Indenture, dated as of the date hereof (the “Senior Notes Indenture” and, together with the Secured Notes Indenture, the “Indentures”), by and among the Issuers, the guarantors party thereto and the Trustee and U.S. Bank National Association, as collateral agent, governing the Issuers’ $1,825,000,000 6.625% Senior Notes due 2027 (the “Senior Notes” and, together with the Secured Notes, the “Notes”).
For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each of the parties hereto, the parties hereto, intending to be legally bound, do hereby agree as follows:
Section 1.    Definitions. Capitalized terms, used but not defined herein, shall have the respective meanings specified in the applicable Indenture.
Section 2.    Appointment and Jurisdiction of Escrow Agent.
(a)    The Issuers hereby appoint U.S. Bank National Association as the escrow agent, the securities intermediary and bank hereunder in accordance with the terms and conditions set forth herein, and U.S. Bank National Association hereby accepts such appointments.
(b)    The Issuers, the Trustee and the Escrow Agent hereby agree that the “securities intermediary’s jurisdiction” of the Escrow Agent and the “bank’s jurisdiction” of the Escrow Agent is the State of New York for purposes of the Uniform Commercial Code in effect in New York State on the date hereof (the “New York UCC”), including Sections 9-304, 9-305 and 8-110 thereof.
Section 3.    The Escrowed Property.
(a)    On the date hereof (the “Closing Date”),
(i)    pursuant to Section 4.17 of the Secured Notes Indenture, (x) the Issuers shall deposit (or cause to be deposited) with the Escrow Agent in the Secured Notes Escrow Deposit Account (as defined below) or the Secured Notes Escrow Securities Account (as defined below) $3,050,000,000.00 in cash, representing the gross proceeds from the offering of the Secured Notes (the “Secured Notes Proceeds”) and (y) either (i) the Issuers will also deposit (or cause to be deposited) in cash in the Secured Notes Escrow Deposit Account or the Secured Notes Escrow Securities Account or (ii) Diamond Sports Intermediate Holdings, LLC, a Delaware limited liability company and parent company of the Issuers (“Holdings”), or its Affiliates will cause to be issued Letters of Credit (as defined below) for the benefit of the Escrow Agent, the Trustee and the Holders of the Secured Notes (or a combination of (i) and (ii)), in each case of (i) and (ii), in the amount of $13,661,458.33 (the “Secured Notes Interest Deposit”), representing, when taken together with the amount of the Secured Notes Proceeds deposited in the Secured Notes Escrow Accounts (as defined below), an amount sufficient (as reasonably determined by the Issuers taking into account investment income therefrom and proceeds thereof) to fund a Special Mandatory Redemption (as defined in the Secured Notes Indenture) of the Secured Notes on September 1, 2019 (the “Initial Outside Date”), if a Special Mandatory Redemption of the Secured Notes were to occur on such date, and the Escrow Agent acknowledges receipt of the Secured Notes Proceeds and the Secured Notes Interest Deposit; and
(ii)    pursuant to Section 4.17 of the Senior Notes Indenture, (x) the Issuers shall deposit (or cause to be deposited) with the Escrow Agent in the Senior Notes Escrow Deposit Account (as defined below) or the Senior Notes Escrow Securities Account (as defined below) $1,825,000,000.00 in cash, representing the gross proceeds from the offering of the Senior Notes (the “Senior Notes Proceeds”) and (y) either (i) the Issuers will also deposit (or cause to be deposited) in cash in the Senior Notes Escrow Deposit Account or the Senior Notes Escrow Securities Account or (ii) Holdings or its Affiliates will cause to be issued Letters of Credit for the benefit of the Escrow Agent, the Trustee and the Holders of the Senior Notes (or a combination of (i) and (ii)), in each case of (i) and (ii), in the amount of $10,075,520.83 (the “Senior Notes Interest Deposit”), representing, when taken together with the amount of the Senior Notes Proceeds deposited in the Senior Notes Escrow Accounts (as defined below), an amount sufficient (as reasonably determined by the Issuers taking into account investment income therefrom and proceeds thereof) to fund a Special Mandatory Redemption (as defined in the Senior Notes Indenture) of the Senior Notes on the Initial Outside Date, if a Special Mandatory Redemption of the Senior Notes were to occur on such date, and the Escrow Agent acknowledges receipt of the Senior Notes Proceeds and the Senior Notes Interest Deposit.
(b)    Unless (x) the Issuers have delivered a Release Notice (as defined below) to the Trustee and the Escrow Agent as set forth in Section 5(a), or (y) there has occurred a Special Mandatory Redemption Event (as defined below), the Issuers shall, from time to time, extend the Initial Outside Date by one calendar month upon each such extension (each such date to which the Initial Outside Date is extended to, an “Extended Outside Date”) by (x) at any time on or prior to 5:00 p.m. (New York City time) on (i) the date that is two (2) Business Days prior to the Initial Outside Date, with respect to the first extension, or (ii) the date that is two (2) Business Days prior to the latest Extended Outside Date, with respect to all subsequent extensions (each such date referred to in clause (i) or (ii), the “Deposit Date”), delivering a notice substantially in the form of Exhibit A (an “Extension Election”) to the Trustee and the Escrow Agent and (y) within one Business Day after the applicable Deposit Date, either (i) depositing (or causing to be deposited) in cash in the applicable Escrow Deposit Account or the applicable Escrow Securities Account or (ii) having Holdings or its Affiliates cause to be issued Letters of Credit for the benefit of the Escrow Agent and the Holders of the Secured Notes or the Senior Notes, as applicable (or a combination of (i) and (ii)), in each case of (i) and (ii), in an amount equal to the applicable Additional Amount (as defined below); provided that (A) if the Extended Outside Date then being extended is February 1, 2020, the new Extended Outside Date pursuant to such Extension Election shall be the Escrow End Date (as defined below), and (B) the Extended Outside Date shall in no event be a date later than the Escrow End Date. Each Extension Election shall be executed by an Authorized Person (as defined below). Neither the Escrow Agent nor the Trustee shall be responsible for calculating the amounts required to be deposited as Additional Amounts, which calculations shall be the responsibility of the Issuers.

“Additional Amount” means (i) in the case of the Secured Notes, an amount equal to one (1) month of interest that would accrue on the Secured Notes or, with respect to the Deposit Date immediately preceding February 1, 2020 only, an amount equal to the interest that would accrue on the Secured Notes from February 1, 2020 to, but excluding, February 3, 2020, and (ii) in the case of the Senior Notes, an amount equal to one (1) month of interest that would accrue on the Senior Notes or, with respect to the Deposit Date immediately preceding February 1, 2020 only, an amount equal to the interest that would accrue on the Secured Notes from February 1, 2020 to, but excluding, February 3, 2020 (in each case, as calculated on the basis of a 360 day year comprised of twelve 30-day months and otherwise in accordance with the terms of the applicable Indenture); provided that, in each case, the Additional Amount with respect to the Secured Notes or the Senior Notes shall be determined net of any amount in the applicable Escrow Account attributable to investment earnings from Eligible Escrow Investments made using the Escrowed Property in such Escrow Account.
“Escrow End Date” means the earlier of (x) the date of the Escrow Release (as defined below) and (y) February 3, 2020.
“Letters of Credit” means one or more irrevocable letters of credit issued by an issuing bank under the Sixth Amended and Restated Credit Agreement, dated as of July 31, 2014, by and among Sinclair Television Group, Inc., the guarantors party thereto, JPMorgan Chase Bank, N.A., as administrative agent, the other lenders party thereto and the other agents party thereto (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), which Letters of Credit shall provide that the face amount thereof, which shall be denominated in U.S. Dollars, may be drawn at any time prior to the expiration thereof, which shall be no earlier than the Escrow End Date (without further conditions other than the delivery by the Escrow Agent of certification that a Special Mandatory Redemption Event has occurred and setting forth the amount by which the aggregate amount of cash required to be paid in respect of such Special Mandatory Redemption Event on the Special Mandatory Redemption Date exceeds the aggregate amount of cash in the Escrow Deposit Accounts), in each case subject to the terms and conditions set forth in the Credit Agreement.
(c)    The deposits and letter-of-credit rights (as such term is defined in the New York UCC) made pursuant to subsections (a) and (b) above, the Escrow Deposit Accounts and the Escrow Securities Accounts (each as defined below) and all cash, funds, investment property (as defined in Article 9 of the New York UCC) or securities now or hereafter credited to or deposited in the Escrow Accounts (as defined below), all investments of any of the foregoing, plus all interest, dividends and other distributions and payments on any of the foregoing received or receivable in respect of any of the foregoing, together with all proceeds of any of the foregoing, are collectively referred to herein as the “Escrowed Property.”
The Escrow Agent shall have no duty to take any actions with respect to the Escrowed Property unless directed by the Issuers in accordance with this Agreement. The Issuers certify that the Escrowed Property shall comply with the applicable provisions of the applicable Indenture. The Escrow Agent shall have no liability for any Escrowed Property, or for interest thereon, that remains unclaimed and/or is returned if written notification with respect to such unclaimed and/or returned Escrow Property is not given to the Escrow Agent subsequent to the date of this Agreement.
(d)    (i) Subject to and in accordance with the provisions hereof, the Escrow Agent agrees to hold (x) that portion of the Escrowed Property consisting of securities and investment property in one or more trust accounts in respect of each of the Secured Notes (the “Secured Notes Escrow Securities Account”) and the Senior Notes (the “Senior Notes Escrow Securities Account”) which is a “securities account” (as defined in Section 8-501 of the New York UCC) (collectively, the “Escrow Securities Accounts”), and (y) that portion of the Escrowed Property consisting of cash in one or more accounts in respect of the Secured Notes (the “Secured Notes Escrow Deposit Account” and, together with the Secured Notes Escrow Securities Account, the “Secured Notes Escrow Accounts”) and in respect of the Senior Notes (the “Senior Notes Escrow Deposit Account” and, together with the Senior Notes Escrow Securities Account, the “Senior Notes Escrow Accounts”) which is a “deposit account” (as defined in Section 9-102(a)(29) of the New York UCC) (collectively, the “Escrow Deposit Accounts” and, together with the Escrow Securities Accounts and any successor account(s) or sub-account(s), the “Escrow Accounts”) established with the Escrow Agent.
(A) Such securities account, in the case of the Secured Notes Escrow Securities Account, shall be maintained with the Escrow Agent in the name of: [

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(B) Such securities account, in the case of the Senior Notes Escrow Securities Account, shall be maintained with the Escrow Agent in the name of: [

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(C) Such deposit account, in the case of the Secured Notes Escrow Deposit Account, shall be maintained with the Escrow Agent in the name of: [

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(D) Such deposit account, in the case of the Senior Notes Escrow Deposit Account, shall be maintained with the Escrow Agent in the name of: [

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The parties agree that the Escrow Agent is a securities intermediary with respect to the Escrow Securities Accounts and intend that all securities held in the Escrow Securities Accounts shall be treated as financial assets. The parties further agree that the Escrow Agent is a bank with respect to the Escrow Deposit Accounts and that any Escrowed Property that consists of cash shall only be held in the Escrow Deposit Accounts. In no event shall the Escrow Agent hold cash in the Escrow Securities Accounts or deem cash to be a financial asset. The Escrow Agent makes no representation or warranties with respect to the creation or enforceability of any security interest in the Escrow Accounts or the Collateral.
The Escrow Accounts will be established with the Escrow Agent as provided above. The Escrow Agent shall administer the Escrow Accounts in accordance with the provisions of this Agreement, including, without limitation, holding in escrow, investing and reinvesting and releasing or distributing the Escrowed Property.
(ii)    (A) As security for the due and punctual payment of the Special Mandatory Redemption Price (as defined in the Secured Notes Indenture) of the Secured Notes and the prompt and complete payment and performance by the Issuers of the Obligations under the Secured Notes Indenture (collectively, the “Secured Notes Secured Obligations”), the Issuers hereby pledge, assign and grant to the Trustee, for the benefit of the Trustee and the Holders of the Secured Notes, to secure the Secured Notes Secured Obligations, a security interest in all of their right, title and interest in, whether now owned by or owing to, or hereafter acquired by or arising in favor of the Issuers, in the Secured Notes Escrow Accounts, the other Escrowed Property, and all “financial assets” (as defined in Section 8-102(a)(9) of the New York UCC) credited thereto, “investment property” (as defined Article 9 of the New York UCC) credited thereto and proceeds of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any “general intangibles” (as defined in Article 9 of the New York UCC) at any time evidencing or relating to any of the foregoing (collectively, the “Secured Notes Collateral”), and (B) as security for the due and punctual payment of the Special Mandatory Redemption Price (as defined in the Senior Notes Indenture) of the Senior Notes and the prompt and complete payment and performance by the Issuers of the Obligations under the Senior Notes Indenture (collectively, the “Senior Notes Secured Obligations”), the Issuers hereby pledge, assign and grant to the Trustee, for the benefit of the Trustee and the Holders of the Senior Notes, to secure the Senior Notes Secured Obligations, a security interest in all of their right, title and interest in, whether now owned by or owing to, or hereafter acquired by or arising in favor of the Issuers, in the Senior Notes Escrow Accounts, the other Escrowed Property, and all “financial assets” (as defined in Section 8-102(a)(9) of the New York UCC) credited thereto, “investment property” (as defined Article 9 of the New York UCC) credited thereto and proceeds of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any “general intangibles” (as defined in Article 9 of the New York UCC) at any time evidencing or relating to any of the foregoing (collectively, the “Senior Notes Collateral” and, together with the Secured Notes Collateral, the “Collateral”). The security interest of the Trustee granted pursuant hereto shall at all times be valid, perfected and enforceable as a first priority security interest. The Issuers agree to take all steps necessary to maintain the security interest created by this Agreement as a perfected first-priority security interest (including, but not limited to, taking any action necessary to enable the Escrow Agent and Trustee to obtain “control” (within the meaning of the applicable section of the New York UCC) over any investment, property, deposit account, letter-of-credit rights and any other relevant collateral). Without limiting the generality of the foregoing, the Issuers hereby authorize the Trustee (or its designated representative, which may include counsel to the Initial Purchasers) to file one or more UCC financing statements (including amendments thereto and continuations thereof) in such jurisdictions and filing offices and containing such description of Collateral as may be reasonably necessary in order to perfect the security interest granted herein, and the Issuers agree to file or to cause to be filed all such UCC financing statements in such jurisdictions and filing offices and containing such description of Collateral as is necessary in order to perfect the security interest granted herein; provided that the Trustee and the Escrow Agent shall have no obligation to file or monitor the filing of financing statements. Any rights that the Trustee may have under this Agreement shall not imply any obligations under this Agreement. Diamond Sports Group represents and warrants that, as of the date hereof, its legal name is that set forth on the signature pages hereof, and that it is duly formed and validly existing as a limited liability company under the laws of the State of Delaware and is not organized under the laws of any other jurisdiction. The Co-Issuer represents and warrants that, as of the date hereof, its legal name is that set forth on the signature pages hereof, and that it is duly formed and validly existing as a corporation under the laws of the State of Delaware and is not organized under the laws of any other jurisdiction. Each of Diamond Sports Group and the Co-Issuer hereby agrees that, except in connection with the Transactions (as defined in the Final Offering Memorandum dated July 19, 2019, relating to the offering of the Notes), prior to the termination of this Agreement, it will not change its legal name, jurisdiction of organization, organizational identification number, if any, or chief executive office without giving the Trustee and the Initial Purchasers at least five (5) Business Days’ prior written notice thereof.
(iii)    The Escrow Agent hereby agrees that, prior to release from the Escrow Accounts, all Escrowed Property shall either be held as U.S. dollars (which shall be deposited in the applicable Escrow Deposit Account at the Escrow Agent) or invested in Eligible Escrow Investments (as defined below), in each case, as specified in writing (which may be in the form of an email that includes an executed direction) to the Escrow Agent by an Authorized Person (as defined below) of the Issuers, credited to the applicable Escrow Securities Account. The Eligible Escrow Investments shall be liquidated in accordance with the written instructions of an Authorized Person of the Issuers (which may be in the form of an email that includes an executed direction). The Issuers and the Escrow Agent hereby agree that the Eligible Escrow Investments and any investment property, financial asset, security or instrument credited to the Escrow Securities Accounts shall be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the New York UCC. For purposes of this Agreement, “Eligible Escrow Investments” means (1) Government Securities (as defined below) maturing no later than the Business Day preceding the Escrow End Date, (2) money market funds registered under the Investment Company Act of 1940, whose shares are registered under the Securities Act, and either rated “AAAm” or “AAAm-G” by S&P or rated “Aaa” by Moody’s, including any mutual fund for which the Escrow Agent or its affiliate serves as investment manager, administrator, shareholder servicing agent, and/or custodian, (3) U.S. dollar denominated deposit accounts with domestic national or commercial banks, including the Escrow Agent or an affiliate of the Escrow Agent, that have a short term issuer rating on the date of purchase of “A-1+” or “A-1” by S&P or “Prime-1” or better by Moody’s and maturing no more than 360 days after the date of purchase and (4) such other short-term liquid investments in which the Escrowed Property may be invested in accordance with this Agreement. For purposes of this Agreement, “Government Securities” means securities that are (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or (2) obligations unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt. Notwithstanding any other provision in this Agreement, the Escrow Agent agrees to comply with (x) any entitlement order (as such term is defined in Section 8-102(a)(8) of the New York UCC) originated by the Trustee acting on the written directions of the Holders of the Secured Notes in accordance with the Secured Notes Indenture, with respect to any financial asset credited to the Secured Notes Escrow Securities Account or acting on the written directions of the Holders of the Senior Notes in accordance with the Senior Notes Indenture, with respect to any financial asset credited to the Senior Notes Escrow Securities Account, or (y) any instructions originated by the Trustee acting on the written directions of the Holders of the Secured Notes in accordance with the Secured Notes Indenture, with respect to any cash deposited in the Secured Notes Escrow Deposit Account or acting on the written directions of the Holders of the Senior Notes in accordance with the Senior Notes Indenture, with respect to any cash deposited in the Senior Notes Escrow Deposit Account, in each case without further consent by the Issuers or any other person. The Escrow Agent represents and warrants that it has not entered into, and agrees that it will not enter into, any control agreement, other than this Agreement and the Indentures and documents related thereto, relating to the Escrow Accounts or the other Escrowed Property with any other third party. The Trustee hereby agrees with the Issuers that the Trustee shall not give any entitlement orders or instructions, as applicable, unless it has received confirmation that the conditions in the applicable Indenture requiring that the Issuers effect a Special Mandatory Redemption of the Secured Notes and/or the Senior Notes, as applicable, shall have occurred or as otherwise permitted pursuant to Section 5 hereof.
(iv)    Upon the release of any Escrowed Property pursuant to Section 5 hereof, the security interest of the Trustee for its benefit and the benefit of the Holders of the Notes in the Collateral shall automatically terminate without any further action and the Escrowed Property shall be delivered to the applicable recipient pursuant to Section 5 free and clear of any and all liens, claims or encumbrances of any Person; provided that to the extent that any fees, expenses or costs incurred by, or any obligations owed to the Escrow Agent or the Trustee hereunder are not promptly paid when due, such party may reimburse itself therefor from the Escrowed Property and may sell, convey or otherwise dispose of any Escrowed Property for such purpose. Upon any such termination, the Trustee hereby authorizes the Issuers to take all steps reasonably necessary to terminate any UCC financing statements filed with respect to the Collateral pursuant to this Section 3 that have not been terminated and the Trustee shall execute at the sole cost and expense of the Issuers such other documents without recourse, representation or warranty of any kind as the Issuers may reasonably request in writing to evidence or confirm the termination of such security interest.
Section 4.    Investment of the Escrowed Property; Income Tax Reporting.
(a)    During the term of this Agreement, the Escrow Agent shall, at the written direction of one of the authorized representatives of the Issuers identified on Schedule I hereto (which schedule certifies as to the incumbency and specimen signature of each officer or other representative of such party authorized to act for and give and receive notices, requests and instructions), as such Schedule I may be amended from time to time as provided in Section 9(g) hereof (each, an “Authorized Person”), invest and reinvest all or any part of the Escrowed Property in Eligible Escrow Investments or deposit all or any part of the Escrowed Property in the applicable Escrow Deposit Account with the Escrow Agent, and the Escrow Agent shall invest and deposit the Escrowed Property in accordance with such instructions. Anything herein to the contrary notwithstanding, the parties hereto agree that all of the Escrowed Property, other than any Escrowed Property that may be invested in Eligible Escrow Investments or held in the applicable Escrow Securities Account, shall be held in the applicable Escrow Deposit Account with the Escrow Agent.
(b)    The Escrow Agent shall have no obligation to invest or reinvest the Escrowed Property if deposited with the Escrow Agent after 11:00 a.m. (New York City time) on such day of deposit until the next Business Day. For purposes of this Section 4, instructions received after 11:00 a.m. (New York City time) may be treated by the Escrow Agent as if received on the following Business Day. The Escrow Agent shall have no responsibility for any investment losses resulting from the investment, reinvestment or liquidation of the Escrowed Property to the extent such investment, reinvestment or liquidation is made in compliance with the terms of this Agreement. Any interest or other income received on such investment and reinvestment of the Escrowed Property shall become part of the Escrowed Property and any losses incurred on such investment and reinvestment of the Escrowed Property shall be debited against the Escrowed Property. If a selection is not made and a written direction not given to the Escrow Agent, the Escrowed Property deposited in cash shall remain uninvested with no liability for interest thereon. Notwithstanding the foregoing, the Escrow Agent shall have the power to sell or liquidate the foregoing investments whenever the Escrow Agent shall be required to release all or any portion of the Escrowed Property pursuant to Section 5 hereof. In no event shall the Escrow Agent be deemed an investment manager or adviser in respect of any selection of investments hereunder. The Escrow Agent shall have no liability for any loss sustained as a result of any investment selected in accordance with the terms of this Agreement or made pursuant to the written instructions of the Issuers, as a result of any liquidation of any investment prior to its maturity or for failure of the Issuers to give the Escrow Agent instructions to invest or reinvest the Escrowed Property.
(c)    The Escrow Agent does not have any interest in the Escrowed Property but is serving as escrow holder only and having only possession thereof. The Issuers, jointly and severally, shall be obligated to and shall pay or reimburse the Escrow Agent upon request for any transfer taxes or other taxes relating to the Escrowed Property incurred in connection herewith and shall jointly and severally indemnify and hold harmless the Escrow Agent for any amounts that it is obligated to pay in the way of such taxes. Any payments of income from the Escrow Accounts shall be subject to withholding regulations then in force with respect to United States taxes. The parties hereto will provide the Escrow Agent with appropriate W-9 forms for tax I.D., number certifications, or W-8 forms for non-resident alien certifications, and will inform the Escrow Agent as to the proper allocation of income in respect of the Escrowed Property for annual and periodic tax and other reporting purposes. It is understood that the Escrow Agent shall be responsible for income reporting only with respect to income earned on investment of funds which are a part of the Escrowed Property and is not responsible for any other reporting. The Issuers shall indemnify, defend and hold the Escrow Agent harmless from and against any tax, late payment, interest, penalty or other cost or expense that may be assessed against the Escrow Agent on or with respect to the Escrowed Property and the investment thereof unless such tax, late payment, interest, penalty or other expense was directly caused by the gross negligence or willful misconduct of the Escrow Agent. The indemnification provided by this Section 4(c) is in addition to the indemnification provided in Section 8(a) hereof and shall survive the resignation or removal of the Escrow Agent and the termination of this Agreement.
Section 5.    Distribution of Escrowed Property. The Escrow Agent is directed to distribute the Escrowed Property in the following manner:
(a)    If at any time on or prior to the Escrow End Date, the Escrow Agent receives (i) written notice from the Issuers of the intention to effect an Escrow Release (as defined below) (which Escrow Release shall be dated at least one (1) Business Day after the date of such written notice), (ii) an officer’s certificate from the Issuers substantially in the form of Exhibit B hereof, and dated the date of delivery thereof, executed by an Authorized Person and certifying to the Escrow Agent as to the matters set forth therein (an “Officer’s Certificate”) (the date of delivery of such Officer’s Certificate to the Escrow Agent is hereinafter called the “Escrow Release Date”) and (iii) a written notice substantially in the form of Exhibit C hereto, executed by an Authorized Person of each of the Issuers (a “Release Notice”), the Escrow Agent shall liquidate and release the applicable Escrowed Property (the “Escrow Release”) (by initiation of a wire transfer of immediately available funds) as directed and in the manner set forth in the Release Notice from the Issuers; provided that, notwithstanding the foregoing, in the event that the Escrow Agent receives an Officer’s Certificate and a Release Notice contemplated in the foregoing clauses (a)(ii) and (iii) on a Business Day, the Escrow Agent shall, not later than the time set forth in such Release Notice, liquidate and release the applicable Escrowed Property (by initiation of a wire transfer of immediately available funds) as directed and by the time and in the manner set forth in the Release Notice (provided that the time set forth in the Release Notice shall be (x) no earlier than the time that the Federal Reserve System will permit such wire transfer of immediately available funds to be made, (y) no earlier than 60 minutes following the time such Release Notice is received by the Escrow Agent and (z) at least 30 minutes prior to the last time that the Federal Reserve System will permit such wire transfer of immediately available funds to be made; provided further, that the Escrow Agent shall not release or deliver any Escrowed Property if the Release Notice referenced in clause (iii) above is not received).
(b)    If (A) the Escrow Agent shall not have received pursuant to subsection (a) of this Section 5 an Officer’s Certificate from the Issuers substantially in the form of Exhibit B hereto on or prior to the Escrow End Date or (B) the Issuers shall have notified the Trustee and the Escrow Agent in writing pursuant to a Release Notice that the Issuers will not pursue the consummation of the Acquisition (each of the events described in the foregoing clauses (A) and (B) of this subsection, a “Special Mandatory Redemption Event”), the Escrow Agent shall release and deliver (by wire transfer of immediately available funds or via internal transfer) (and, if necessary in connection therewith, make a drawing on any Letters of Credit, which drawing shall not in the aggregate exceed the amount set forth in the certification required by the terms of the Letters of Credit, such amount representing the amount by which the aggregate amount of cash required to be paid in respect of such Special Mandatory Redemption Event on the Special Mandatory Redemption Date exceeds the aggregate amount of cash in the Escrow Deposit Accounts after liquidating to cash the Escrow Securities Accounts and transferring such cash to the Escrow Deposit Accounts) the Escrowed Property (including investment earnings thereon and proceeds thereof) to the Trustee pursuant to the wire and delivery instructions provided on Schedule II hereto, as such Schedule II may be amended by the Trustee from time to time in accordance with the provisions of Section 9(g) hereof, not later than 10:00 a.m. (New York City time) on the third Business Day succeeding (x) the Escrow End Date (in the case of clause (A) of this subsection) or (y) the date of such Release Notice (in the case of clause (B) of this subsection), and the Issuers shall effect a Special Mandatory Redemption, and the Trustee agrees to apply, or cause a Paying Agent to apply (i) the funds in the Secured Notes Escrow Accounts to redeem all of the Secured Notes at the Special Mandatory Redemption Price on the Special Mandatory Redemption Date in accordance with the provisions of the Secured Notes Indenture and the Secured Notes and (ii) the funds in the Senior Notes Escrow Accounts to redeem all of the Senior Notes at the Special Mandatory Redemption Price on the Special Mandatory Redemption Date in accordance with the provisions of the Senior Notes Indenture and the Senior Notes. None of the Escrow Agent, the Trustee or the applicable Paying Agent shall be responsible for calculating amounts to be disbursed hereunder, and each shall be entitled to rely on written instructions from the Issuers delivered in accordance with this Agreement, which instructions shall include wiring instructions, if not provided for herein or in certificates delivered pursuant to this Agreement. On the Special Mandatory Redemption Date, (i) if the Escrowed Property (including investment earnings thereon and proceeds thereof) exceeds the amount necessary to effect the Special Mandatory Redemption of the Secured Notes or the Senior Notes, as applicable, the Trustee shall pay such remaining amounts to the Issuers and (ii) if the Escrowed Property (including investment earnings thereon and proceeds thereof) is insufficient to effect the Special Mandatory Redemption of the Secured Notes or the Senior Notes, as applicable, the Issuers shall immediately fund such deficit to the Trustee in order to effect the applicable Special Mandatory Redemption of such Notes.
(c)    If this Agreement remains in effect with Escrowed Property remaining in the Escrow Accounts established hereunder, and (1) the Issuers have not delivered an Officer’s Certificate described under clause (a) above or (2) a Special Mandatory Redemption Event has not occurred, in each case, prior to (x) with respect to the Secured Notes, 5:00 p.m. (New York City time) on February 14, 2020, the Escrow Agent shall by no later than 10:00 a.m. (New York City time) on February 17, 2020, without any action of Issuers, transfer to the Trustee, in immediately available funds, Escrowed Property from the Secured Notes Escrow Accounts in an amount in cash equal to the interest payment due on the Secured Notes on such date and (y) with respect to the Senior Notes, 5:00 p.m. (New York City time) on February 14, 2020, the Escrow Agent shall by no later than 10:00 a.m. (New York City time) on February 17, 2020, without any action of Issuers, transfer to the Trustee, in immediately available funds, Escrowed Property from the Senior Notes Escrow Accounts in an amount in cash equal to the interest payment due on the Senior Notes on such date.

The Trustee shall, without any action of the Issuers, pay to the Paying Agent such amounts received by it from the Escrow Agent pursuant to the immediately preceding sentence for payment to the Holders of the Secured Notes or the Senior Notes, as applicable, in accordance with the provisions of the applicable Indentures and the Notes.
Section 6.    Termination. This Agreement shall terminate upon the distribution of all Escrowed Property from the Escrow Accounts established hereunder. The provisions of Sections 4(c), 7, 8 and 9 hereof shall survive the termination of this Agreement and the earlier resignation or removal of the Escrow Agent.
Section 7.    Duties of the Escrow Agent.
(a)    Scope of Responsibility. Notwithstanding any provision to the contrary, the Escrow Agent is obligated only to perform the duties specifically set forth in this Agreement, which shall be deemed purely ministerial in nature. Under no circumstances will the Escrow Agent be deemed to be a fiduciary to any party hereto or any other person under this Agreement. The Escrow Agent will not be responsible or liable for the failure of any party hereto to perform in accordance with this Agreement. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or document other than this Agreement, whether or not an original or a copy of such agreement has been provided to the Escrow Agent, and the Escrow Agent shall have no duty to know or inquire as to the performance or nonperformance of any provision of any such other agreement, instrument, or document. References in this Agreement to any other agreement, instrument, or document are for the convenience of the parties hereto, and the Escrow Agent has no duties or obligations with respect thereto. This Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred or implied from the terms of this Agreement or any other agreement.
(b)    Attorneys and Agents. The Escrow Agent shall be entitled to rely on and shall not be liable for any action taken or omitted to be taken in good faith by the Escrow Agent in accordance with the advice of counsel retained or consulted by the Escrow Agent at the expense of the Issuers in accordance with Section 8(d) hereof. In no event shall the Escrow Agent be liable (i) for the acts and omissions of its nominees, correspondents, designees, subagents or subcustodians selected by it in good faith and with due care, or (ii) for an amount in excess of the value of the Escrowed Property.
(c)    Reliance. The Escrow Agent shall not be liable for any action taken or not taken by it or for any loss or injury resulting from its actions or its performance or lack of performance of its duties in good faith in accordance with the direction or consent of the parties hereto or any entity acting on behalf of the Issuers or any other Person or entity it reasonably believes to be genuine or their respective agents, representatives, successors, or assigns. The Escrow Agent shall be entitled to conclusively rely on and shall not be liable for acting or refraining from acting upon any notice, request, consent, direction, requisition, certificate, order, affidavit, letter, or other paper or document reasonably believed by it to be genuine and correct and to have been signed or sent by the proper person or persons and instructing it to so act or refrain from acting, without further inquiry into the person’s or persons’ authority.
(d)    Right Not Duty Undertaken. The permissive rights of the Escrow Agent to do things enumerated in this Agreement shall not be construed as duties.
(e)    No Financial Obligation. No provision of this Agreement shall require the Escrow Agent to risk or advance its own funds or otherwise incur any financial liability or potential financial liability in the performance of its duties or the exercise of its rights under this Agreement.

Section 8.    Provisions Concerning the Escrow Agent.
(a)    Indemnification. The Issuers, jointly and severally, shall indemnify, defend, reimburse and hold harmless the Escrow Agent and its affiliates and the Escrow Agent’s and such affiliates’ respective directors, officers, employees and agents from and against any and all loss, liability, cost, damage and expense, including, without limitation, reasonable fees and documented out-of-pocket costs of legal counsel, which the Escrow Agent may suffer or incur by reason of any action, claim or proceeding brought against the Escrow Agent, arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates, unless such loss, liability, cost, damage or expense shall have been caused by the gross negligence or willful misconduct of the Escrow Agent as determined by a court of competent jurisdiction. The provisions of this Section 8(a) shall survive the resignation or removal of the Escrow Agent and the termination of this Agreement. The Escrow Agent shall notify the Issuers promptly of any claim against the Escrow Agent of which the Escrow Agent has received notice for which it may seek indemnity. The Issuers shall be entitled to participate at their own expense in the defense of any such claim or other action and, if the Issuers so elect, the Issuers shall assume the defense of any suit brought to enforce any such claim. In the event the Issuers assume the defense of any such suit, the Issuers shall not be liable for the fees and expenses incurred thereafter by any counsel retained by the Escrow Agent, so long as the Issuers shall retain counsel reasonably satisfactory to the Escrow Agent; provided that the Issuers shall not be entitled to assume the defense of any such action if the named parties to such action include both the Escrow Agent and the Issuers and the representation of both parties by the same counsel would, in the written opinion of the Escrow Agent’s counsel, be inappropriate due to conflicting interests between the Escrow Agent and the Issuers. The Issuers need not pay or indemnify for any settlement made without its written consent (which consent shall not be unreasonably withheld). Notwithstanding anything herein to the contrary, the Issuers shall not be liable for the fees and expenses of more than one counsel for the Escrow Agent (and one local counsel in each applicable jurisdiction). The Issuers need not reimburse any expense or indemnify against any loss, liability, cost, damage, claim or expense to the extent caused by any gross negligence or willful misconduct of the Escrow Agent, any predecessor Escrow Agent, or any of their respective employees, affiliates, officers, stockholders or directors as determined by a court of competent jurisdiction.
(b)    Limitation of Liability. The Escrow Agent shall not be liable, directly or indirectly, for any (A) damages, losses or expenses arising out of the services provided hereunder, or (B) special, indirect or consequential damages or losses of any kind whatsoever (including without limitation lost profits), even if the Escrow Agent has been advised of the possibility of such losses or damages and regardless of the form of action, in each case, other than damages, losses or expenses which have directly resulted from the gross negligence or willful misconduct of the Escrow Agent, any predecessor Escrow Agent, or any of their respective employees, affiliates, officers, stockholders or directors as determined by a court of competent jurisdiction.
(c)    Resignation or Removal. The Escrow Agent may resign by furnishing written notice of its resignation to the Issuers and the Trustee, and the Issuers may remove the Escrow Agent by furnishing to the Escrow Agent 30 days written notice of its removal along with payment of all fees and expenses to which it is entitled through the date of termination. Within 10 Business Days after giving the notice of removal to the Escrow Agent or receiving the notice of resignation from the Escrow Agent, in each case pursuant to this Section 8(c), the Issuers shall appoint a successor Escrow Agent. If a successor Escrow Agent has not accepted such appointment by the end of such period, the Escrow Agent may, in its sole discretion, deliver the Escrowed Property to either Issuer at the address provided herein or apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent or for other appropriate relief. The costs and expenses (including reasonable fees and documented out-of-pocket costs of legal counsel) incurred by the Escrow Agent in connection with such proceeding shall be paid by, and be deemed joint and several obligations of, the Issuers. Upon receipt of the identity of the successor Escrow Agent, the Escrow Agent shall either deliver the Escrowed Property then held hereunder to the successor Escrow Agent, less the Escrow Agent’s fees, costs and expenses or other obligations owed to the Escrow Agent, or hold such Escrowed Property (or any portion thereof), pending distribution, until all such fees, costs and expenses or other obligations are paid. Upon delivery of the Escrowed Property to such successor Escrow Agent or the Issuers or in accordance with the instructions of a court of competent jurisdiction, the Escrow Agent shall have no further duties, responsibilities or obligations hereunder.
(d)    Compensation. The Escrow Agent shall be entitled to such compensation for its services as the Issuers and the Escrow Agent shall from time to time agree in writing, which compensation shall be paid by, and be deemed joint and several obligations of, the Issuers. The Issuers shall additionally be jointly and severally obligated to pay all activity and investment charges as per the Escrow Agent’s (or, in the case of execution of investment orders, executing parties’) then-current schedule for such charges. The Issuers shall be jointly and severally responsible for and shall reimburse the Escrow Agent upon demand for all reasonable expenses, disbursements and advances incurred or made by the Escrow Agent in connection with this Agreement, including, without limitation, the reasonable costs, expenses and disbursements of legal counsel for the Escrow Agent; provided, however, that that the Issuers need not reimburse any expense to the extent any loss or expenses are the result of any gross negligence or willful misconduct of the Escrow Agent, any predecessor Escrow Agent, or any of their respective employees, affiliates, officers, stockholders or directors as determined by a court of competent jurisdiction.
(e)    Disagreements. Subject to the sixth sentence of Section 3(d)(iii), if any conflict, disagreement or dispute arises between, among, or involving any of the parties hereto concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Agreement, or legal counsel to the Escrow Agent has advised the Escrow Agent that there is reasonable doubt as to the action to be taken hereunder, the Escrow Agent may, in its sole discretion, refuse to comply with any and all claims, demands or instructions with respect to the Escrowed Property so long as such dispute or conflict shall continue and the Escrow Agent shall not be or become liable in any way to either Issuer for failure or refusal to comply with such conflicting claims, demands or instructions, retain the Escrowed Property and refuse to act until the Escrow Agent (A) receives a final non-appealable order of a court of competent jurisdiction or a final non-appealable arbitration decision directing delivery of the Escrowed Property, in which event the Escrow Agent shall disburse the Escrowed Property in accordance with such final court order or arbitration decision, (B) receives a written agreement executed by the Issuers and the Trustee, in which event the Escrow Agent shall disburse the Escrowed Property in accordance with the written instructions of the Issuers and the Trustee, (C) receives security or an indemnity reasonably satisfactory to it sufficient to hold it harmless against any losses that it may incur by reason of so acting, in which event the Escrow Agent shall disburse the Escrowed Property in accordance with the instruction so given or (D) files an interpleader action in any court of competent jurisdiction (provided that, anything herein to the contrary notwithstanding, the Escrow Agent shall continue to hold the Escrowed Property in accordance with this Agreement during the pendency of such interpleader action and any appeals thereof) and shall be entitled to reimbursement of reasonable fees and documented out-of-pocket expenses of one separate firm of legal counsel incurred in commencing and maintaining any such interpleader action; provided that the Issuers need not reimburse any expense to the extent any loss or expenses are the result of any gross negligence or willful misconduct of the Escrow Agent, any predecessor Escrow Agent, or any of their respective employees, affiliates, officers, stockholders or directors as determined by a court of competent jurisdiction. Subject to the first proviso to the immediately preceding sentence, the Escrow Agent shall be entitled to act on any such agreement, court order, or arbitration decision without further question, inquiry, or consent.

(f)    Merger or Consolidation. Any corporation, association or other entity into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets, or any corporation, association or other entity resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor Escrow Agent under this Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.
(g)    Attachment of Escrowed Property; Compliance with Legal Orders. In the event that any Escrowed Property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Escrowed Property, the Escrow Agent shall promptly notify the Issuers and the Trustee, and the Issuers may defend against, appeal or contest such order, judgment or decree and the Escrow Agent shall cooperate in such defense, appeal or contest; provided that nothing herein shall prevent the Escrow Agent from complying with all writs, orders or decrees which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, unless such writ, order or decree is being contested or appealed by appropriate proceedings. In the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the parties or to any other person, firm or corporation, should, by reason of such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.
(h)    Force Majeure. The Escrow Agent shall not be responsible or liable for any failure or delay in the performance of its obligation under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including acts of God, earthquakes, fire, flood, wars, acts of terrorism, civil or military disturbances, sabotage, epidemic, riots, interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications services, accidents, labor disputes, acts of civil or military authority or governmental action or the unavailability of the Federal Reserve Bank wire or telex or other wire or telecommunication facility; it being understood that the Escrow Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.
Section 9.    Miscellaneous.
(a)    This Agreement embodies the entire agreement and understanding among the parties relating to the subject matter hereof. This Agreement is for the exclusive benefit of the parties hereto and their respective successors hereunder, and shall not be deemed to give, either expressed or implied, any legal or equitable right, remedy or claim to any other entity or person whatsoever.
(b)    This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.
(c)    Each of the parties hereto hereby submits to the exclusive jurisdiction of any U.S. federal or state court located in the Borough of Manhattan, the City and County of New York in any action, suit or proceeding arising out of or relating to or based upon this Agreement or any of the transactions contemplated hereby, and each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding in any such court arising out of or relating to this Agreement or the transactions contemplated hereby and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding has been brought in an inconvenient forum. To the fullest extent permitted by applicable law, each party further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail, return receipt requested, directed to such person at such person’s address for purposes of notices hereunder and such service shall be deemed completed ten (10) calendar days after the same is so mailed.
(d)    All notices, requests, demands, and other communications required under this Agreement shall be in writing, in English, and shall be deemed to have been duly given if delivered (A) personally, (B) by facsimile transmission with written confirmation of receipt, (C) by overnight delivery with a reputable national overnight delivery service, (D) by mail or by certified mail, return receipt requested, and postage prepaid or (E) by e-mail when transmitted without notice of a failed delivery. If any notice is mailed (other than by overnight delivery), it shall be deemed given five (5) Business Days after the date such notice is deposited in the United States mail. If notice is given to a party, it shall be given at the address, facsimile number or email address for such party specified below. It shall be the responsibility of the parties to notify one another in writing of any name or address, facsimile number or email address changes. In the case of communications delivered to the Escrow Agent, such communications shall be deemed to have been given on the date actually received by the Escrow Agent’s Escrow Unit.
If to the Issuers:
Diamond Sports Group, LLC
    10706 Beaver Dam Road
Hunt Valley, Maryland 21030
    Attention: Lucy Rutishauser; Justin Bray
    Email: [ ]; [ ]
If to the Escrow Agent or Trustee:
U.S. Bank National Association
Corporate Trust Services, 18th Floor
1021 East Cary Street, Suite 1850
Richmond, Virginia 23219
    Attention: Melody Scott
Email: melody.scott@usbank.com

Notwithstanding the foregoing, any notice given to the Trustee hereunder shall also be deemed to have been given if sent in the manner provided in the applicable Indenture. The Escrow Agent is authorized to comply with and rely upon any notices, instructions or other communications believed by it to have been sent or given by either Issuer or by a person or persons authorized by an Issuer, including persons identified on Authorized Persons schedules delivered pursuant to Section 4 of this Agreement. Whenever under the terms hereof the time for giving a notice or performing an act falls upon a Saturday, Sunday, or banking holiday, such time shall be extended to the next Business Day.
(e)    The headings of the Sections of this Agreement have been inserted for convenience and shall not modify, define, limit or expand the express provisions of this Agreement.
(f)    This Agreement and the rights and obligations hereunder of parties hereto may not be assigned except with the prior written consent of the other parties hereto. Any such assignment made without such consent shall be null and void for all purposes. This Agreement shall be binding upon and inure to the benefit of each party’s respective successors and permitted assigns. Except as expressly provided herein, no Person other than the parties hereto and the Holders of the Notes shall acquire or have any rights under or by virtue of this Agreement. This Agreement is intended to be for the sole benefit of the parties hereto, and (subject to the provisions of this Section 9(f)) their respective successors and permitted assigns, and none of the provisions of this Agreement are intended to be, nor shall they be construed to be, for the benefit of any third person other than the Holders of the Notes.
(g)    This Agreement may not be amended, supplemented or otherwise modified without the prior written consent of the parties hereto. Notwithstanding the foregoing, Schedule I and Schedule II hereto may be amended from time to time by written notice from the Issuers and the Trustee, respectively, to the other parties hereto and as so amended from time to time shall be deemed part of this Agreement and to have replaced and superseded Schedule I or Schedule II, as the case may be, as previously in effect.
(h)    The Escrow Agent makes no representation as to the form, execution, validity, value, genuineness or the collectability of any document, security, instrument or endorsement held by or delivered to it or for any description therein or for the identity, authority or rights of persons executing or delivering or purporting to execute or deliver any such document, security, instrument or endorsement.
(i)    This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.
(j)    To the fullest extent permitted by applicable law, each right and remedy conferred upon the parties hereto shall be cumulative, and the exercise or waiver of any such right or remedy shall not preclude or inhibit the exercise of any additional rights or remedies. To the fullest extent permitted by applicable law, the waiver of any right or remedy hereunder shall not preclude the subsequent exercise of such right or remedy.
(k)    The Issuers hereby represent and warrant (A) that this Agreement has been duly authorized, executed and delivered on their behalf and constitutes their legal, valid and binding obligation and (B) that the execution, delivery and performance of this Agreement by the Issuers does not and will not violate any material law or regulation binding on the Issuers.
(l)    To the fullest extent permitted by applicable law, the invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision and if any provision is held to be unenforceable as a matter of law, the other provisions shall not be affected thereby and shall remain in full force and effect.
(m)    The Escrow Agent shall confirm each funds transfer instruction received in the name of the Issuers by a telephone call-back procedure (or such other security procedure then in effect) to one or more of the persons listed on Schedule I attached hereto, which upon receipt by the Escrow Agent shall become a part of this Agreement. Once delivered to the Escrow Agent, Schedule I may be revised or rescinded only by a writing signed by an Authorized Person. Such revisions or rescissions shall be effective only after actual receipt and following such period of time as may be necessary to afford the Escrow Agent a reasonable opportunity to act on it. If a revised Schedule I or a rescission of an existing Schedule I is delivered to the Escrow Agent by an entity that is a successor-in-interest to an Issuer, such document shall be accompanied by additional reasonable documentation satisfactory to the Escrow Agent showing that such entity has succeeded to the rights and responsibilities of the party under this Agreement. The parties understand that the Escrow Agent’s inability to receive or confirm funds transfer instructions pursuant to the security procedure selected by such party may result in a delay in accomplishing such funds transfer, and agree that the Escrow Agent shall not be liable for any loss caused by any such delay.

(n)    EACH OF THE ISSUERS, THE ESCROW AGENT AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
(o)    Each of the Escrow Agent and the Trustee (each, an “Applicable Party”) agrees to accept and act upon instructions or directions pursuant to this Agreement sent by the Issuers by unsecure e-mail, pdf, facsimile transmission or other similar unsecure electronic methods, provided, however, that such Applicable Party shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons (it being understood and agreed by the Applicable Parties that the incumbency certificate in the form attached as Schedule I hereto, as the same may be amended from time to time, satisfies the foregoing requirement), which incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. No Applicable Party shall be liable for any losses, costs or expenses arising directly or indirectly from such Applicable Party’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with written instructions subsequently received by such Applicable Party. The Issuers agree to assume all risks arising out of the use of such electronic methods to submit instructions and directions to any Applicable Party, including without limitation the risk of interception and misuse by third parties.
(p)    Anything in this Agreement to the contrary notwithstanding, the Trustee and the Escrow Agent shall at all times be the same entity and none of them shall resign or be removed unless all of them concurrently resign or are removed and, in such event, they must all be replaced by the same entity.
(q)    In connection with its execution hereof and in the performance of its obligations hereunder, the Trustee shall be entitled to all of the rights, benefits, protections, indemnities and immunities afforded to it pursuant to the applicable Indenture.
(r)    The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Escrow Agent and the Trustee, in order to help fight the funding of terrorism and prevent money laundering, are required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Escrow Agent and the Trustee. The parties to this Agreement agree that they will provide the Escrow Agent and the Trustee with such information as they may request in order for the Escrow Agent and the Trustee to satisfy the requirements of the USA PATRIOT Act, including, but not limited to, information as to name, physical address, tax identification number and other information that will help the Escrow Agent to identify and verify the Issuers such as organizational documents, certificates of good standing, licenses to do business or other pertinent identifying information. The Issuers understand and agree that the Escrow Agent cannot open the Escrow Accounts in accordance with applicable law unless and until the Escrow Agent verifies the identities of the Issuers in accordance with its Customer Identification Program under the USA PATRIOT Act.
(s)    Escrow Agent’s Reliance on Orders, Etc. If at any time the Escrow Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects Escrowed Property (including, but not limited to, orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of Escrowed Property), the Escrow Agent is authorized to comply therewith in any manner as it or legal counsel of its choosing deems appropriate; and if the Escrow Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, the Escrow Agent shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.
(t)    Collections. Unless otherwise specifically set forth herein, the Escrow Agent shall proceed as soon as practicable to collect any checks or other collection items at any time deposited hereunder. All such collections shall be subject to the Escrow Agent’s usual collection practices or terms regarding items received by the Escrow Agent for deposit or collection. The Escrow Agent shall not be required, or have any duty, to notify anyone of any payment or maturity under the terms of any instrument deposited hereunder, or to take any legal action to enforce payment of any check, note or security deposited hereunder or to exercise any right or privilege which may be afforded to the holder of any such security.
(u)    Statements. The Escrow Agent shall provide to the Issuers statements (not less frequently than monthly) reflecting activity in the Escrow Accounts for the preceding period. No statement need be provided for periods in which no Escrow Account activity occurred. Each such statement shall be deemed to be correct and final upon receipt thereof by the Issuers unless the Escrow Agent is notified in writing to the contrary within 30 Business Days of the delivery date of such statement.
(v)    Shareholder Communication Act, Etc. With respect to securities issued in the United States, the Shareholders Communications Act of 1985 (the “Act”) requires the Escrow Agent to disclose to the issuers of registered securities (the “registrants”), upon their request, the name, address and securities position of the Issuers who are (a) the “beneficial owners” (as defined in the Act) of the registrants’ securities, if the beneficial owner does not object to such disclosure, or (b) acting as a “respondent bank” (as defined in the Act) with respect to the securities. (Under the Act, “respondent banks” do not have the option of objecting to such disclosure upon the registrants’ request.) The Act defines a “beneficial owner” as any person who has, or shares, the power to vote a security (pursuant to an agreement or otherwise), or who directs the voting of a security. The Act defines a “respondent bank” as any bank, association or other entity that exercises fiduciary powers which holds securities on behalf of beneficial owners and deposits such securities for safekeeping with a bank, such as Escrow Agent. Under the Act, the Issuers are either the “beneficial owner” or a “respondent bank.”

[x]	The Issuers are the “beneficial owner,” as defined in the Act, of the securities to be held by Escrow Agent hereunder.

[ ]
Neither of the Issuers is the beneficial owner of the securities to be held by Escrow Agent, but is acting as a “respondent bank,” as defined in the Act, with respect to the securities to be held by Escrow Agent hereunder.

IF NO BOX IS CHECKED, THE ESCROW AGENT SHALL ASSUME THAT THE ISSUERS ARE THE BENEFICIAL OWNER OF THE SECURITIES.
For beneficial owners of the securities only:

[x]	The Issuers object

[ ]
The Issuers do not object to the disclosure of their name, address and securities position to any registrant which requests such information pursuant to the Act for the specific purpose of direct communications between such registrant and the Issuers.

IF NO BOX IS CHECKED, ESCROW AGENT SHALL RELEASE SUCH INFORMATION UNTIL IT RECEIVES A CONTRARY WRITTEN INSTRUCTION FROM THE ISSUERS.
With respect to securities issued outside of the United States, information shall be released to registrants only if required by law or regulation of the particular country in which the securities are located.
The Issuers agree to disseminate in a timely manner any proxies or requests for voting instructions, other proxy soliciting material, information statements, and/or annual reports that it receives to any other beneficial owners.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.
DIAMOND SPORTS GROUP, LLC
By: /s/ Lucy Rutishauser
    Name: Lucy Rutishauser
    Title: Treasurer

DIAMOND SPORTS FINANCE COMPANY
By: /s/ Lucy Rutishauser
    Name: Lucy Rutishauser
    Title: Treasurer

[Signature Page to Escrow Agreement]

U.S. BANK NATIONAL ASSOCIATION, as the Trustee
By: /s/ Melody M. Scott
    Name: Melody M. Scott
    Title: Assistant Vice President

U.S. BANK NATIONAL ASSOCIATION, as the Escrow Agent
By:     /s/ Melody M. Scott
    Name: Melody M. Scott
    Title: Assistant Vice President

[Signature Page to Escrow Agreement]

EXHIBIT A
Notice of Extension of Outside Date
Dated: [    ]
NOTICE IS HEREBY GIVEN THAT pursuant to Section 3(b) of the Escrow Agreement, dated as of August 2, 2019 (the “Escrow Agreement”), by and among Diamond Sports Group, LLC, a Delaware limited liability company (“Diamond Sports Group”), and Diamond Sports Finance Company, a Delaware corporation (the “Co-Issuer” and, together with Diamond Sports Group, the “Issuers”), U.S. Bank National Association, as trustee (the “Trustee”), U.S. Bank National Association, as escrow agent and securities intermediary and bank (collectively, in such capacity, the “Escrow Agent”), as of the date hereof, the Issuers hereby elect to extend the [Initial Outside Date] [Extended Outside Date] such that the effective “Extended Outside Date” for purposes of the Escrow Agreement shall be as set forth below. Capitalized terms used but not defined herein have the respective meanings specified in the Escrow Agreement (including those terms defined by reference to the applicable Indenture referred to therein).
The Issuers hereby certify to the Escrow Agent that (i) they are extending the [Initial Outside Date] [Extended Outside Date] in accordance with Section 3(b) of the Escrow Agreement, (ii) either (x) they have deposited (or caused to be deposited) or will deposit (or cause to be deposited) within one Business Day in cash in the applicable Escrow Deposit Account or (y) Holdings or its affiliate has caused to be issued or will cause to be issued within one Business Day Letters of Credit for the benefit of the Escrow Agent and the Holders of the Secured Notes or the Senior Notes, as applicable (or a combination of (x) and (y)), in each case of (x) and (y), in an amount equal to the applicable Additional Amount and (iii) based on the amount of Escrowed Property on deposit with the Escrow Agent as of the date hereof, the amount deposited with the Escrow Agent as set forth below satisfies the requirements set forth in Section 3(b) of the Escrow Agreement.
[Initial Outside Date] [Extended Outside Date] prior to this Notice: [_________]
Extended Outside Date after this Notice: [_________]
Additional Amount for the Secured Notes:
Cash: $[_________]
Letters of Credit: $[_________]
Additional Amount for the Senior Notes:
Cash: $[_________]
Letters of Credit: $[_________]
[SIGNATURE PAGE FOLLOWS]

Exhibit A-1

IN WITNESS WHEREOF, the Issuers, through the undersigned officers, have signed this officer’s certificate as of the date first written above.
DIAMOND SPORTS GROUP, LLC
By:
    Name:
    Title:
DIAMOND SPORTS FINANCE COMPANY
By:
    Name:
    Title:

[Escrow Agreement Notice of Extension]

EXHIBIT B
Officer’s Certificate
Diamond Sports Group, LLC
Diamond Sports Finance Company
Dated: [    ]
This certificate is being delivered pursuant to Section 5(a) of the Escrow Agreement, dated as of August 2, 2019 (the “Escrow Agreement”), by and among Diamond Sports Group, LLC, a Delaware limited liability company (“Diamond Sports Group”), and Diamond Sports Finance Company, a Delaware corporation (the “Co-Issuer” and, together with Diamond Sports Group, the “Issuers”), U.S. Bank National Association, as trustee (the “Trustee”), and U.S. Bank National Association, as escrow agent and as securities intermediary and bank (collectively, in such capacity, the “Escrow Agent”). Capitalized terms used but not defined herein have the respective meanings specified in the Escrow Agreement (including those terms defined by reference to the applicable Indenture referred to therein).
The Issuers hereby certify to the Escrow Agent that the following conditions have been or, substantially concurrently with the release of the Escrowed Property, will be satisfied:
(1)    (A) all conditions precedent to the consummation of the Acquisition have been satisfied or waived in accordance with the terms thereof (other than those conditions that by their terms are to be satisfied substantially concurrently therewith, but subject to the satisfaction or waiver of such conditions) and (B) the Escrowed Property will be used to consummate, or used in connection with the financing of, the Acquisition;
(2)    the Acquisition Agreement has not been amended, modified, consented to or waived prior to the date hereof in a manner that is materially adverse to the interests of the Holders in their capacities as such; provided that no such amendment, modification, consent or waiver shall be deemed materially adverse to the interests of the Holders in their capacities as such if borrowings under the Senior Credit Facilities are made prior to or substantially concurrently with the release of the funds from the Escrow Accounts;
(3)     all conditions precedent to the effectiveness of, and borrowings under, the Senior Credit Facilities (other than the release of the Escrowed Property) have been satisfied or waived, and prior to or substantially concurrently with the release of the funds from the Escrow Accounts, the borrowings under the Senior Credit Facilities to be drawn in connection with the Acquisition have become or will be available to Diamond Sports Group on the Escrow Release Date; and
(4)    each Wholly-Owned Subsidiary that is a Domestic Subsidiary of Holdings (other than the Issuers) that guarantees obligations under the Senior Credit Facilities on the Escrow Release Date is or shall become a Guarantor under the Secured Notes and/or the Senior Notes, as applicable.
[SIGNATURE PAGE FOLLOWS]

Schedule B-1

IN WITNESS WHEREOF, the Issuers, through the undersigned officers, have signed this officer’s certificate as of the date first written above.
DIAMOND SPORTS GROUP, LLC
By:
    Name:
    Title:
DIAMOND SPORTS FINANCE COMPANY
By:
    Name:
    Title:

[Escrow Agreement Officer’s Certificate]

EXHIBIT C
Release Notice
Dated: [ ]
This certificate is being delivered pursuant to Section 5 of the Escrow Agreement, dated as of August 2, 2019 (the “Escrow Agreement”), by and among Diamond Sports Group, LLC, a Delaware limited liability company (“Diamond Sports Group”), and Diamond Sports Finance Company, a Delaware corporation (the “Co-Issuer” and, together with Diamond Sports Group, the “Issuers”), U.S. Bank National Association, as trustee (the “Trustee”) and U.S. Bank National Association, as escrow agent and as securities intermediary and bank (collectively, in such capacity, the “Escrow Agent”). Capitalized terms used but not defined herein have the respective meanings specified in the Escrow Agreement (including those terms defined by reference to the applicable Indenture referred to therein).
Pursuant to the Escrow Agreement, the Issuers hereby authorize and instruct the release by the Escrow Agent of the Escrowed Property no later than [insert time][a.m.][p.m.] (New York City time) on [insert date], as follows:
[Choose one of the following as applicable:]
[Purpose A – Choose if a release pursuant to Section 5(a):
$[●] to J.P. Morgan Securities LLC, for itself and on behalf of the Initial Purchasers, pursuant to the Initial Purchasers’ wire instructions on Schedule I attached hereto or as otherwise directed by J.P. Morgan Securities LLC in its capacity as an Initial Purchaser in connection with the offering of the Notes.
$[●] to, or as directed by, the Issuers pursuant to the wire instructions on Schedule I attached hereto or as otherwise directed by the Issuers in connection with the consummation of the Acquisition and the transactions related thereto.]
[Purpose B – Choose if a Special Mandatory Redemption is triggered and Escrowed Property is to be distributed pursuant to Section 5(b)(B):
100% of the Escrowed Property to the Trustee pursuant to the wire and delivery instructions provided on Schedule II of the Escrow Agreement.
The Trustee and Escrow Agent are hereby notified that the Issuers will not pursue the consummation of the Acquisition and this Release Notice shall constitute, upon delivery, a Special Mandatory Redemption Event pursuant to Section 5(b)(B) of the Escrow Agreement.]
[SIGNATURE PAGE FOLLOWS]

Exhibit C-1

IN WITNESS WHEREOF, the undersigned have caused this Release Notice to be duly executed and delivered as of the date first written above.
DIAMOND SPORTS GROUP, LLC
By:
    Name:
    Title:
DIAMOND SPORTS FINANCE COMPANY
By:
    Name:
    Title:

[Escrow Agreement Release Notice]

Schedule I to Exhibit C
Transfer Instructions
[

]

SCHEDULE I
To the Escrow Agreement among Diamond Sports Group, LLC, Diamond Sports Finance Company and U.S. Bank National Association, as each of the trustee, escrow agent, securities intermediary and bank, dated as of August 2, 2019 (the “Agreement”):
The names, titles, telephone numbers, email addresses and specimen signatures set forth in Part A identify the persons authorized to provide direction and initiate or confirm transactions, including funds transfer instructions, on behalf of Diamond Sports Group, LLC and Diamond Sports Finance Company (together, the “Issuers”).

Schedule I-1

Part A
Name, Title, Telephone Number, Email Address and Specimen Signature for person(s) designated to provide direction, including but not limited to funds transfer instructions and confirmation thereof, and to otherwise act on behalf of the Issuers.
Diamond Sports Group

Name	Title	Telephone Number	Email Address	Specimen Signature
Lucy Rutishauser	Senior Vice President and Chief Financial Officer	[ ]	[ ]	_________________
Justin Bray	Authorized Person	[ ]	[ ]	_________________

Co-Issuer

Name	Title	Telephone Number	Email Address	Specimen Signature
Lucy Rutishauser	Senior Vice President and Chief Financial Officer	[ ]	[ ]	_________________
Justin Bray	Authorized Person	[ ]	[ ]	_________________

[Schedule I, Part A of the Escrow Agreement]

SCHEDULE II
Wire and Delivery Instructions
[

]

Schedule II